Exhibit 10.3

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT ("Amendment 1") is made and entered into as of March 18, 2015 to the Executive Employment Agreement by and between TETRALOGIC PHARMACEUTICALS CORPORATION ("Company") and RICHARD L. SHERMAN ("Employee")  dated  as  of April 22, 2014 (the "Agreement")

WHEREAS, Company and Employee have entered into the Agreement; and

WHEREAS, Company and Employee desire to mutually amend the Agreement in accordance with the terms therein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 5.4(b) of the Agreement is deleted in its entirety and replaced with the following language:

"(b)If Employee's employment  is terminated  pursuant to Section 5.4(a) at any time, then Employee shall be entitled to: (i) receive all accrued but unpaid (as of the Termination Date) Salary, Benefits and maximum target Bonus (as set forth in Section 4.2 of this Agreement) and (ii) the Company will continue to pay to the Employee in accordance with the Company's regular payroll practices one hundred forty percent (140%) of his then current Salary in effect on the Termination Date during the eighteen (18) month period immediately following the Termination Date, all subject to all tax withholding obligations, calculated on the basis of the Salary in effect at the Termination Date.   The Company's obligations to pay the amounts outlined in subsection (ii) of the first sentence of this Section 5.4 (b) and in the immediately preceding sentence, as applicable, shall be contingent upon the Employee executing and not revoking a release of all claims pursuant to a Separation Agreement and Release substantially in the form attached hereto as Exhibit A. All Benefits and Bonuses shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee. Except as specifically set forth in this Section 5.4(b), the Company shall have no liability or obligation hereunder by reason of such termination."

2. Except as specifically set forth herein, all other terms and conditions in the Agreement shall remain in full force and effect. In the event there is a conflict between this Amendment 1 and the Agreement, the terms and conditions in this Amendment 1 shall govern and control.

IN WITNESS WHEREOF, the undersigned have caused this Amendment 1to be executed by a duly authorized individual on behalf of each requisite party effective as of the day and year last written below.

RICHARD L. SHERMAN	TETRALOGIC
PHARMACEUTICALS

CORPORATION
By:

Name:
Title:
Date:	Date:

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